Exhibit 1.2

                      HSI ASSET SECURITIZATION CORPORATION
                            $[_____________________]
                                  (Approximate)

                           [___________________] Trust

                                Series 200[_]-[_]

                         FORM OF UNDERWRITING AGREEMENT

                                                         [_____________], 200[_]

HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, NY 10018

Ladies and Gentlemen:

            HSI Asset Securitization Corporation, a Delaware corporation (the "Company"), proposes to cause to be issued Asset Backed Certificates, Series [___], 200[_] (the "Certificates"), consisting of [__] classes designated as the [_______________] under a Pooling and Servicing Agreement, dated as of [____________] [__], 200[_] (the "Pooling and Servicing Agreement"), among the Company, [_______________], as servicer (the "Servicer"), [________________], as transferor (the "Transferor"), and [___________________________], as trustee (the "Trustee"), and proposes to sell the [_______________] (the "Offered Certificates") to HSBC Securities (USA) Inc. ("HSBC") [and [________________] ("[__________]" and together with HSBC, the "Underwriter[s]")], pursuant to this agreement ("Agreement"). The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") primarily consisting of a pool of [_____________] evidenced by [_____________] and secured primarily by [_____________] (the "[_____________]"). The
[_____________] will be purchased by the Company from [_______________] pursuant to the Receivables Purchase Agreement (the "Receivables Purchase Agreement"), by and between the Company and [_______________], in exchange for immediately available funds. The Certificates are described more fully in the Prospectus (as hereinafter defined). The Pooling and Servicing Agreement, the Receivables Purchase Agreement, the Indemnification and Contribution Agreement and this Agreement are collectively referred to herein as the "Transaction Documents." Only the Offered Certificates are being sold pursuant to this Agreement.

            The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. [________]) for the registration of the Certificates under the Securities Act of 1933 (the "1933 Act"), which registration statement has become effective and copies of which, as amended to the date hereof, have been delivered to [each of] the Underwriter[s]. The Company proposes to file with the Commission pursuant to Rule 424(b)(5) under the rules and regulations of the Commission under the Act (the "1933 Act

Regulations") a prospectus supplement, dated [___________________] [_], 200[_] (the "Prospectus Supplement"), to the prospectus, dated [___________________] [_], 200[_], included in such registration statement, relating to the Offered Certificates and the method of distribution thereof. Such registration statement on Form S-3, including exhibits thereto, as amended as of the date hereof, is hereinafter called the "Registration Statement"; and such prospectus, supplemented by the Prospectus Supplement or further supplement relating to the Offered Certificates, is hereinafter called the "Prospectus".

            Section 1. Representations and Warranties.

            (a) The Company represents and warrants to the Underwriter[s] as follows:

            (i) The Registration Statement, as amended as of the effective date thereof (the "Effective Date") and the Prospectus, as of the date thereof, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The Registration Statement, as of the Effective Date, did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date thereof, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus (A) arising from or included in [ ] Information (as defined in the Indemnification and Contribution Agreement) or (B) made in reliance upon and in conformity with information furnished to the Company in writing by [each of] the Underwriter[s] expressly for use in the Registration Statement or Prospectus. The Company and the Underwriter[s] hereby acknowledge that only the statements set forth in the [_____] paragraph of the cover of the Prospectus Supplement, under the caption "Underwriting" in the Prospectus Supplement (other than the [ ] paragraph under such caption) and the Underwriter Information (as defined in Section 8(k)) contained in any Furnished Computational Materials (as defined in
      Section 8(b)) and Furnished Term Sheets (as defined in Section 8(d)), constitute statements made in reliance upon and in conformity with information furnished to the Company in writing by [each of] the Underwriter[s] expressly for use in the Registration Statement, or Prospectus (such statements being collectively referred to as "Underwriter Statements").

            (ii) Since the respective dates as of which information is given in the Registration Statement and Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, in either case which would materially and adversely affect the Company's ability to perform its obligations hereunder or under the Transaction Documents to which it is a party.

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            (iii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business, as now conducted by it, and to enter into and perform its obligations under the Transaction Documents to which it is a party; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material and adverse effect on the Company's ability to perform its obligations hereunder or under any Transaction Document to which the Company is a party.

            (iv) The Company is not in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party, or to which any of the property or assets of the Company may be subject, or by which it or any of them may be bound; and the issuance and sale of the Offered Certificates to [each of] the Underwriter[s], the execution, delivery and performance of the Transaction Documents to which it is a party and the consummation of the transactions contemplated therein and compliance by the Company with its obligations thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, administrative regulation or administrative or court decree, except for such conflicts, breaches, defaults, liens, charges or encumbrances that would not, individually or in the aggregate, materially and adversely affect the Company or the transactions contemplated hereby.

            (v) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might materially and adversely affect the Company's ability to perform its obligations hereunder or under the Transaction Documents to which it is a party; all pending legal or governmental proceedings to which the Company is a party or of which its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

            (vi) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Offered Certificates hereunder, except such as have been, or as of the Closing Date will have been, obtained or such as may otherwise be required under applicable state securities laws in connection with the purchase and offer and sale of the Offered Certificates by the Underwriter[s], and except

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      for such authorizations, approvals and consents of which the failure to obtain would not, individually or in the aggregate, materially and adversely affect the Company or the transactions contemplated hereby.

            (vii) The Company possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to perform its obligations hereunder or under any Transaction Document to which the Company is a party, except where the absence of such licenses, certificates, authorities or permits of which the failure to obtain would not, individually or in the aggregate, materially and adversely affect the Company or the transactions contemplated hereby.

      and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the ability of the Company to perform its obligations hereunder or under the Transaction Documents.

            (viii) Each of the Transaction Documents to which it is a party has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement enforceable against the Company in accordance with its terms, except as enforceability may be limited by (A) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of such Transaction Documents that purport to provide indemnification from securities law liabilities.

            (ix) At the time of the execution and delivery of the Pooling and Servicing Agreement, the Company (i) will have good and marketable title to the [ ] being transferred by it to the Trust Fund pursuant thereto, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively "Liens"), to the extent good and marketable title to the [_______] is transferred to the Company, free and clear of all Liens, by the Transferor, and (ii) will have the power and authority to transfer such [________] to the Trust Fund, and upon execution and delivery of the Pooling and Servicing Agreement by the Trust Fund and the Transferor, the Trust Fund will have acquired ownership of all of the Company's right, title and interest in and to the related [ ].

            (x) At the Closing Date, the [_______________] Certificates will be rated not lower than "[_____]" by [_____________ ("_____")] and "[_____]"
      by [____________ ("______")].

            (xi) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Transaction Documents to which it is a party and the Offered Certificates have been paid or will be paid at or prior to the Closing Date.

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            (b) Any certificate signed by any officer of the Company and delivered to the Underwriter[s] or [its/their] counsel shall be deemed a representation and warranty by the Company to the Underwriter[s] as to the matters covered thereby.

            Section 2. Purchase and Sale. Subject to the terms and conditions herein set forth and in reliance upon the representations and warranties herein contained, the Company agrees to sell to [each of] the Underwriter[s], and [each of] the Underwriter[s] agrees[, severally and not jointly,] to purchase from the Company, at a purchase price set forth on Schedule A hereto, the principal amount of the Offered Certificates set forth [opposite its name] on Schedule A hereto.

            Section 3. Delivery and Payment. Payment of the purchase price for, and delivery of, the Offered Certificates to be purchased by the Underwriter[s] shall be made at the office of HSBC Securities (USA) Inc., 452 Fifth Avenue, New York, NY 10018, or at such other place as shall be agreed upon by the Underwriter[s] and the Company, at 10:00 A.M. New York City time, on [_____________] [___], 200[_], which date and time may be postponed by agreement between you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company, in immediately available federal funds wired to such bank as may be designated by the Company, against delivery of the Offered Certificates or with respect to payments to be made by HSBC, at the Company's option, by appropriate notation of an intercompany transfer between affiliates of __________. The Offered Certificates shall be in such denominations and registered in such names as you may request in writing at least two business days before Closing Date. The Offered Certificates will be made available for examination and packaging by you not later than 10:00 A.M. on the last business day prior to Closing Date.

            Section 4. Covenants of The Company. The Company covenants with [each of] the Underwriter[s] as follows:

            (a) The Company will give the Underwriter[s] notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriter[s] in connection with the offering of the Offered Certificates which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Underwriter[s] with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you shall reasonably object.

            (b) The Company will cause the Prospectus to be transmitted to the Commission for filing pursuant to Rule 424(b)(5) under the 1933 Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

            (c) The Company will deliver to the Underwriter[s] as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits

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filed therewith or incorporated by reference therein) as the Underwriter[s] may reasonably request and will also deliver to the Underwriter[s] a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits).

            (d) The Company will furnish to [each of] the Underwriter[s], from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as [each of] the Underwriter[s] may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

            (e) If during the period after the first date of the public offering of the Offered Certificates in which a prospectus relating to the Offered Certificates is required to be delivered under the 1933 Act, any event shall occur as a result of which it is necessary, in the opinion of counsel for you, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for you) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriter[s] a reasonable number of copies of such amendment or supplement.

            (f) The Company will endeavor to arrange for the qualification of the Offered Certificates for sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter[s] may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Offered Certificates have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification for so long as may be required for the distribution of the Offered Certificates.

            (g) If the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, and will reimburse the Underwriter[s] for any reasonable expenses (including reasonable fees and disbursements of counsel) reasonably incurred by [it/each of them] in connection with qualification of the Offered Certificates for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter[s] ha[ve/s] reasonably requested and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Certificates, and for expenses incurred by [it/each of them] in distributing the Prospectus (including any amendments and supplements thereto) to the Underwriter[s]. Except as herein provided, the Underwriter[s] shall be responsible for paying all costs and expenses incurred by [it/each of them] including the fees and disbursements of counsel, in connection with the purchase and sale of the Offered Certificates.

            (h) If, during the period after the Closing Date in which a prospectus relating to the Offered Certificates is required to be delivered under the 1933 Act, the Company receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Offered Certificates is in effect, the Company will immediately advise the Underwriter[s] of the issuance of such stop order. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

            Section 5. Conditions of Underwriter[s'/s'] Obligations. The Underwriter[s'/s'] obligation to purchase the Offered Certificates shall be subject to the following conditions:

            (a) The Pooling and Servicing Agreement, the [Assignment, Assumption and Recognition Agreement (the "Assignment Agreement"), to be dated as of [________], among HSBC Bank USA, National Association (the "Seller"), the Company and [______]] [Mortgage Loan Purchase and Sale Agreement (the "Purchase and Sale Agreement"), dated as of [________], between the Seller and the Company], [the Bill of Sale (the "Bill of Sale"), to be dated as of [________], between the Seller and the Company] and all of the other agreements identified in such agreements shall have been duly entered into by all of the respective parties;

            (b) Cadwalader, Wickersham & Taft LLP, counsel to the Company, shall have furnished to the Underwriter[s] its written opinions, dated the Closing Date, in form and substance satisfactory to the Underwriter[s];

            (c) In-house counsel for the Company shall have furnished to the Underwriter[s] a written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter[s];

            (d) Counsel for [name of loan seller] satisfactory to the Underwriter[s] shall have furnished to the Underwriter[s] its written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter[s] and counsel for the Underwriter[s];

            (e) Counsel for the Servicer satisfactory to the Underwriter[s] shall have furnished to the Underwriter[s] its written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter[s] and counsel for the Underwriter[s];

            (f) Counsel for the Trustee satisfactory to the Underwriter[s] shall have furnished to the Underwriter[s] its written opinion, dated as of the Closing Date, in form and substance satisfactory to the Underwriter[s] and counsel for the Underwriter[s];

            (g) The independent accountants of the Company or other accountants acceptable to the Underwriter[s] shall have furnished to the Underwriter[s] a letter or letters, dated on the date hereof, and a letter or letters, dated the Closing Date, respectively, containing statements and information of the type customarily included in accountants' "comfort letters" and "agreed upon procedures letters" with respect to certain financial information contained in the Prospectus, in each case as to such matters as the Underwriter[s] may reasonably request and in form and substance satisfactory to the Underwriter[s];

            (h) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended prior to the Closing Date any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended prior to the Closing Date, and (ii) since the respective dates as of which information is given in the Prospectus as amended prior to the Closing Date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus as amended prior to the Closing Date, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriter[s] so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Offered Certificates on the terms and in the manner contemplated in the Prospectus as first amended or supplemented;

            (i) On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or any material disruption in commercial banking or securities settlement or clearance services in the United States; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (iv) the occurrence of any other calamity or crisis or any change in the financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iii) or (iv) in the judgment of the Underwriter[s] makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Certificates on the terms and in the manner contemplated in the Prospectus;

            (j) The Underwriter[s] shall have received evidence satisfactory to them that the Offered Certificates are rated in the rating category or categories specified on Schedule A hereto by the rating agency or agencies specified on Schedule A hereto;

            (k) All opinions, certificates and other documents incident to, and all proceedings in connection with the transactions contemplated by, this Agreement, the [Assignment Agreement] [Purchase and Sale Agreement], [the Bill of Sale] and the Pooling and Servicing Agreement shall be satisfactory in form and substance to the Underwriter[s] and counsel to the Underwriter[s];

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            (l) On the Closing Date counsel for the Underwriter[s] shall have been furnished with such other documents and opinions as counsel may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Offered Certificates as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Certificates as herein contemplated shall be satisfactory in form and substance to the Underwriter[s] and counsel for the Underwriter[s].

            If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter[s] by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party.

            Section 6. Indemnification. The Company and [each of] the Underwriter[s] agree that:

            (a) The Company agrees to indemnify and hold harmless [each/the] Underwriter and each person, if any, who controls [such/the] Underwriter within the meaning of Section 15 of the 1933 Act:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

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            (iii) against any and all expense whatsoever, as incurred
      (including, the fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
      (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission (a) arising from or included in the [_________________] Information, (b) made in the Underwriter Statements or (c) arising out of or based upon the failure of [any/the] Underwriter to comply with any provision of Section 8.

            (b) [Each/The] Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to (i) untrue statements or omissions, or alleged untrue statements or omissions, made in the Underwriter Statements or (ii) the failure of [such/the] Underwriter or any member of its selling group to comply with any provision of Section 8. [Only the Underwriter who failed to comply with Section 8 shall have the foregoing obligations for such failure, provided however, that each such Underwriter shall have the foregoing obligations for any such failure by any member of its selling group.]

            (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have to any indemnified party unless it has been materially prejudiced by such failure to notify or from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, the indemnifying party elects to assume the defense thereof, it may participate (jointly with any other indemnifying party similarly notified) with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless

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(i) the indemnified party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, or (iv) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party). Unless it shall assume the defense of any proceeding, the indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If any indemnifying party assumes the defense of any proceeding, it shall not settle, compromise or consent to the entry of any judgment with respect thereto if indemnification or contribution could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes any unconditional release of each indemnified party from all liability arising out of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            (d) [Each Underwriter will indemnify and hold harmless each other Underwriter and each person, if any, who controls each such Underwriter within the meaning of either the 1933 Act or the 1934 Act (a "Non-Indemnifying Underwriter") from and against any and all losses, claims, damages or liabilities, joint or several, to which such Non-Indemnifying Underwriter becomes subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of material fact contained in any computational or other written materials developed by, mailed or otherwise transmitted by such indemnifying Underwriter or any member of its selling group, in connection with the Offered Certificates or in any revision or amendment thereof or supplement thereto or (ii) the failure of such indemnifying Underwriter, or any member of its selling group, to comply with any provision of
Section 8, and agrees to reimburse each such Non-Indemnifying Underwriter, as incurred for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.]

            (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and [each/the] Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and [such/the] Underwriter, as incurred, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and [such/the] Underwriter on the other from the offering of the Offered Certificates but also the relative fault of the Company on the one hand and [such/the] Underwriter on the other in connection with the statements or omissions which resulted on such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of [each of] the Underwriter[s] on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company or by [such/the] Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) or willful failure to comply with
Section 8 shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation or failure to comply with Section 8 hereto, as the case may be. For purposes of this Section, each person, if any, who controls [an/the] Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as [such/the] Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company. This indemnity agreement will be in addition to any liability that [any/the] Underwriter may otherwise have. Notwithstanding the provisions of this
Section 6, [no/the] Underwriter shall [not] be required to contribute any amount in excess of the amount by which the total price at which the Offered Certificates underwritten by it and distributed to the public were sold to the public exceeds the amount of any damages which [such/the] Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

            Section 7. Default by an Underwriter.

            (a) [If, on the Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement and the aggregate principal amount of Offered Certificates that such defaulting Underwriter agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Certificates that the Underwriters are obligated to purchase on the Closing Date, the non-defaulting Underwriter may make arrangements for the purchase of the Offered Certificates which such defaulting Underwriter agreed but failed to purchase by other persons satisfactory to the Company and the non-defaulting Underwriter. If any Underwriter so defaults and the aggregate principal amount of Offered Certificates with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Certificates that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the non-defaulting Underwriter and the Company for the purchase of such Offered Certificates by other persons are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in
Section 4(g) and except that the provisions of Sections 6 and 8 shall not terminate and shall remain in effect. As used in this Agreement, the term "Underwriters" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule 1 hereto that, pursuant to this Section 7 purchases Certificates which a defaulting Underwriter agreed but failed to purchase.

            (b) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default. If other persons are obligated or agree to purchase the Offered Certificates of a defaulting Underwriter, either the non-defaulting Underwriter or the Company may postpone the

Closing Date for up to seven full business days in order to effect any changes that in the opinion of the counsel for the Company or counsel for the non-defaulting Underwriter may be necessary in the Registration Statement and/or the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and/or the Prospectus that effects any such changes.]

            Section 8. Computational Materials and ABS Term Sheets.

            (a) The parties acknowledge that, subsequent to the date on which the Registration Statement became effective and up to and including the date on which the Prospectus with respect to the Offered Certificates is first made available to the Underwriter[s], the Underwriter[s], including any member of its selling group, may furnish to various potential investors in Offered Certificates, in writing: (i) "Computational Materials," as defined in a no-action letter (the "Kidder No-Action Letter") issued by the staff of the Commission on May 20, 1994 to Kidder, Peabody Acceptance Corporation I, et al., as modified by a no-action letter (the "First PSA No-Action Letter") issued by the staff of the Commission on May 27, 1994 to the Public Securities Association (the "PSA") and as further modified by a no-action letter (the "Second PSA No-Action Letter," and together with the Kidder No-Action Letter and the First PSA No-Action Letter, the "No-Action Letters") issued by the staff of the Commission on February 17, 1995 to the PSA; (ii) "Structural Term Sheets," as defined in the Second PSA No-Action Letter and/or (iii) "Collateral Term Sheets," as defined in the Second PSA No-Action Letter.

            (b) In connection with the Offered Certificates, [each/the] Underwriter shall comply with all rules and regulations in connection with the use of Computational Materials and shall furnish to the Company, at least one business day prior to the time of filing of the Prospectus pursuant to Rule 424 under the 1933 Act, all Computational Materials used by [such/the] Underwriter, or any member of its selling group, and required to be filed with the Commission in order for [such/the] Underwriter to avail itself of the relief granted in the No-Action Letters (such Computational Materials, the "Furnished Computational Materials").

            (c) In connection with the Offered Certificates, [each/the] Underwriter shall comply with all rules and regulations in connection with the use of Structural Term Sheets and shall furnish to the Company, at least one business day prior to the time of filing of the Prospectus pursuant to Rule 424 under the 1933 Act, all Structural Term Sheets used by [such/the] Underwriter, or any member of its selling group, and required to be filed with the Commission in order for [such/the] Underwriter to avail itself of the relief granted in the No-Action Letters (such Structural Term Sheets, the "Furnished Structural Term Sheets").

            (d) In connection with the Offered Certificates, [each/the] Underwriter shall comply with all rules and regulations in connection with the use of Collateral Term Sheets and shall furnish to the Company, within one business day after the first use thereof, all Collateral Term Sheets used by [such/the] Underwriter, or any member of its selling group, and required to be filed with the Commission in order for [such/the] Underwriter to avail itself of the relief granted in the No-Action Letters (such Collateral Term Sheets, the "Furnished Collateral Term Sheets" and together with the Furnished Structural Term Sheets, the "Furnished Term Sheets") and shall advise the Company of the date on which each such Collateral Term Sheet was first used.

            (e) The Company shall cause to be filed with the Commission one or more current reports on Form 8-K (collectively, together with any amendments and supplements thereto, the "8-Ks," and each an "8-K") with respect to all Furnished Computational Materials and Furnished Term Sheets used by [an/the] Underwriter or any member of its selling group such that [such/the] Underwriter may avail itself of the relief granted in the No-Action Letters. In particular, the Company shall cause to be filed with the Commission (i) all of the Furnished Computational Materials and all of the Furnished Structural Term Sheets on an 8-K prior to or concurrently with the filing of the final Prospectus with respect to the Certificates pursuant to Rule 424 under the 1933 Act; and (ii) all of its Furnished Collateral Term Sheets on an 8-K not later than two business days after the first use thereof.

            (f) [Each/The] Underwriter represents and warrants to, and covenants with, the Company that as presented in any Furnished Term Sheets, the Underwriter Information (defined below) is not misleading and not inaccurate in any material respect and that any Pool Information (defined below) contained in any Furnished Term Sheets prepared by it which is not otherwise inaccurate in any material respect is not presented in such Furnished Term Sheets prepared by it in a way that is either misleading or inaccurate in any material respect. [Each/The] Underwriter further covenants with the Company that if any Computational Materials or ABS Term Sheets (as such term is defined in the Second PSA No-Action Letter) contained in any Furnished Term Sheets are found to include any information that is misleading or inaccurate in any material respect, [such/the] Underwriter promptly shall inform the Company of such finding and provide the Company with revised and/or corrected Computational Materials or ABS Term Sheets, as the case may be and the Company shall cause to be delivered for filing to the Commission in accordance herewith, an 8-K containing such revised and/or corrected Computational Materials or ABS Term Sheets, as the case may be.

            (g) The Company must receive from a firm of independent certified accountants ("Independent Accountants"), which accountants are reasonably acceptable to the Company, a letter in form and substance satisfactory to the Company to the effect that such Independent Accountants have performed certain specified procedures, all of which have been agreed by the Company, as a result of which they have determined the accuracy in all material respect of the numerical and financial information included in the Furnished Computational Materials and Furnished Term Sheets.

            (h) [Each/The] Underwriter covenants that all Computational Materials and ABS Term Sheets used by it shall contain the following legend:

            "THE INFORMATION INCLUDED HEREIN IS PRODUCED AND PROVIDED EXCLUSIVELY BY [UNDERWRITER] ("UNDERWRITER") AS UNDERWRITER FOR THE
            [_] TRUST 200[_]-[_], AND NOT BY OR AS AGENT FOR [_] OR ANY OF ITS AFFILIATES (COLLECTIVELY, THE "TRANSFEROR")."

            (i) [Each/The] Underwriter covenants that all Collateral Term Sheets used by it shall contain the following additional legend:

            "THE INFORMATION HEREIN IS PRELIMINARY, AND WILL BE SUPERSEDED BY THE APPLICABLE PROSPECTUS SUPPLEMENT AND BY ANY OTHER INFORMATION SUBSEQUENTLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION."

            (j) [Each/The] Underwriter covenants that all Collateral Term Sheets (other than the initial Collateral Term Sheet) shall contain the following additional legend:

            "THE INFORMATION CONTAINED HEREIN SUPERSEDES THE INFORMATION IN ALL PRIOR COLLATERAL TERM SHEETS, IF ANY."

            (k) Notwithstanding the foregoing, subsection 8(g) will be satisfied if all Computational Materials and ABS Term Sheets referred to therein bear a legend in a form approved by the Company.

            (l) For purposes of this Agreement, the term "Underwriter Information" means such portion, if any, of the information contained in any Furnished Term Sheets that is not Pool Information or Prospectus Information (as those terms are defined below); provided, however, that information contained in Furnished Term Sheets that is not Pool Information or Prospectus Information shall not constitute Underwriter Information to the extent such information is inaccurate or misleading in any material respect directly as a result of it being based on Pool Information or Prospectus Information that is inaccurate or misleading in any material respect. "Pool Information" means the information furnished to the Underwriter[s] by the Company regarding the [_] and "Prospectus Information" means the information contained in (but not incorporated by reference in) any Prospectus, provided, however, that if any information that would otherwise constitute Pool Information or Prospectus Information is presented in any Furnished Term Sheets in a way that is either inaccurate or misleading in any material respect, such information shall not be Pool Information or Prospectus Information.

            Section 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of [any/the] Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Offered Certificates to the Underwriter[s].

            Section 10. Termination of Agreement. The Underwriter[s] may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date without liability on the part of [any/the] Underwriter to the Company, if, prior to delivery and payment for the Offered Certificates, (i) there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the judgment of the Underwriter[s], impracticable to market the Offered Certificates on the terms and in the manner contemplated by the Prospectus, or (ii) if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities.

            Section 11. Notices. All notices and other communications hereunder shall be in writing and effective only on receipt and shall have been duly given if mailed via the U.S. Postal Service and a reputable overnight delivery service, hand delivered, sent by facsimile transmission or another reasonable and standard form of telecommunication. Notices to HSBC shall be directed to HSBC Securities (USA) Inc. at 452 Fifth Avenue, New York, NY 10018, Attention:
[____________]; notices to [___________] shall be directed to
[____________________________], Attention: [_______________]; and notices to the
Company shall be directed to it at HSI Asset Securitization Corporation, 452 Fifth Avenue, New York, NY 10018, attention of the [______________] with a copy to the [____________]; or, as to any party, such other address as may hereafter be furnished by such party to the other parties in writing.

            Section 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter[s] and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter[s] and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter[s] and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Certificates from the Underwriter[s] shall be deemed to be a successor by reason merely of such purchase.

            Section 13. No Fiduciary or Advisory Duty. The Company acknowledges and agrees that the Underwriter[s] are acting solely in the capacity of an arm's length contractual counterparty to the Company with respect to the offering of Offered Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Company acknowledges and agrees that [the Underwriter is not] [no Underwriter is] advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Company acknowledges and agrees that the Underwriter[s] shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriter[s] of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter[s] and shall not be on behalf of the Company. The Company acknowledges and agrees that the Underwriter[s] have agreements, arrangements, understandings and other relationships with and owe duties and obligations to third parties, including potential purchasers of the Offered Notes, that may create or exacerbate actual, potential or apparent conflicts of interests between the Company and the Underwriter[s], and the Company acknowledges and agrees that the Underwriter[s] shall have no responsibility or liability to the Company with respect thereto.

            Section 14. Governing Law; Time; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

            Section 15. Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which when taken together shall constitute but one and the same Agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

                            [SIGNATURE PAGE FOLLOWS]

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement among each of the Underwriter[s] and the Company in accordance with its terms.

                                       Very truly yours,

                                       HSI ASSET SECURITIZATION CORPORATION



                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

CONFIRMED AND ACCEPTED, as of the date first above written:

HSBC SECURITIES (USA) INC.

By:____________________________________
Name:__________________________________
Title:_________________________________

                                                                     Exhibit 1.2

                                   SCHEDULE A

                Aggregate
                Principal                       Purchase Price
                Amount or        Aggregate     as a Percentage
                Notional     Principal Amount       of the
                Amount of       or Notional       Aggregate
              Certificates       Amount of        Principal
                  to be       Certificates to     Amount of       Ratings
              Purchased by    be Purchased by  Certificates to ([___]/[___]/
    Class         HSBC       [_______________]   be Purchased   [___]/[___])
------------- ------------   ----------------- --------------- -------------
Class A-1         $               $                 $
Class A-2         $               $                 $
Class A-3         $               $                 $
Class A-4         $               $                 $
Class A-5         $               $                 $
Class A-6         $               $                 $
Class A-7         $               $                 $

                                  Schedule A-1